UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

Life360, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56424	26-0197666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 402

San Francisco, California 94107

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 484-5244

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, the Board of Directors (the “Board”) of Life360, Inc. (the “Company”), unanimously appointed Charles (CJ) Prober, who serves as Chief Executive Officer of the Company’s subsidiary Tile, Inc., as President of the Company. These organizational changes are effective July 20, 2022.

Mr. Prober, age 51, has served as a member of Life360’s Board since January 2022 and served as the Chief Executive Officer of the Company’s subsidiary Tile, Inc. since September 2018. Mr. Prober also previously served as a member of Tile’s board of directors from February 2018 until its acquisition by the Company in January 2022, including as its Executive Chairman from February 2018 to September 2018. Prior thereto, he served as the Chief Operating Officer of GoPro, Inc. (NASDAQ: GPRO) from January 2017 to February 2018 and its Senior Vice President of Software and Services from June 2014 to December 2016. Mr. Prober has also held positions at Electronic Arts Inc. (NASDAQ: EA), McKinsey & Company and Wilson Sonsini Goodrich & Rosati. Mr. Prober has also served as a member of the board of directors of SciPlay Corporation since May 1, 2022. He has served on the board of directors of Alloy Technologies Inc. since January 2019. Mr. Prober received his Bachelor of Commerce from the University of Manitoba and a Bachelor of Laws from McGill University. Mr. Prober was selected to serve on the Board due to his institutional knowledge as the Chief Executive Officer of Tile, Inc. and his expertise in the mobile app and technology industry.

Mr. Prober is party to that certain Employment Agreement, dated November 22, 2021, by and between Tile, Inc. and Charles J. Prober, as amended by that certain First Amendment to Employment Agreement, dated April 7, 2022, between the Company and Charles J. Prober (as amended, the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Prober will receive an annual base salary of $400,000 and will be eligible to earn a performance bonus of up to 75% at target (the “Target Bonus Amount”) each year based (i) 50% upon certain individual qualitative performance and (ii) 50% upon certain quantitative Company performance goals. Mr. Prober will be issued a retention restricted stock unit equity award (the “Retention Equity Award”) pursuant to a separate Grant Agreement (the “Grant Agreement”), consisting of 427,573 restricted stock units (the “Original Retention Equity Award”) plus an additional 187,286 restricted stock units (the “Top Up Retention Equity Award”). Subject to the terms of the Grant Agreement, (i) fifty percent (50%) of the Retention Equity Award will vest on the first anniversary of the effective date of the Employment Agreement (the “Effective Date”), and (ii) the remaining fifty percent (50%) of the Retention Equity Award will vest on the second anniversary of the Effective Date.

If Mr. Prober’s employment with the Company is terminated for any reason, he will be entitled to all Accrued Obligations (as defined in the Employment Agreement). If Mr. Prober’s employment is terminated by the Company without Cause or by Mr. Prober for Good Reason (as such terms are defined in the Employment Agreement) then, subject to his execution and non-revocation of a separation agreement and release of claims and compliance with all applicable restrictive covenants, he will also be entitled to (i) a lump sum cash amount equal to 12 months of his base salary as then in effect, payable on the 61st day following the date of termination, (ii) a lump sum cash amount equal to his Target Bonus Amount as then in effect, payable on the 61st day following the date of termination, (iii) if Mr. Prober timely elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the premiums required to continue his current Company provided health coverage for, or reimburse, him and his covered dependents through the earlier of (A) the first anniversary of the date of termination; and (B) the date he and his covered dependents, if any, become eligible for healthcare under another employer’s plans; (iv) all equity or equity-based award(s) granted to him from time to time, including the Top Up Retention Equity Award, and with the exception only of the Original Retention Equity Award and any equity that was revested by Mr. Prober in connection with the Agreement and Plan of Merger by and between Tile, Inc., the Company, and certain other parties, dated on or about November 22, 2021 (the “Merger Agreement”), if such separation occurs within 12 months after a Change of Control (as defined in the Company’s Amended and Restated 2011 Stock Plan or any successor thereto) of the Company, at which point 100% of any then outstanding equity awards shall become 100% vested (provided, however, that if such vesting would violate any regulatory provisions, including, without limitation, any regulations with respect to the Australian Securities Exchange, then such vesting shall not occur and Mr. Prober and the Company shall, in good faith, consider alternative arrangements designed to provide similar economic value to Mr. Prober), and (v) the

Original Retention Equity Award and any equity that was revested by Mr. Prober in connection with the Merger Agreement (but not, for avoidance of doubt, any other equity or equity-based award granted to Mr. Prober from time to time, including but not limited to the Top Up Retention Equity Award), to the extent then unvested, which shall accelerate and become 100% vested.

There is no arrangement or understanding between Mr. Prober and any other person pursuant to which Mr. Prober was appointed as President of the Company. Mr. Prober does not have any family relationships with any of the Company’s directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibits 10.1 and 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 22, 2021, by and between Tile, Inc. and Charles J. Prober (incorporated herein by reference to Exhibit 10.8 to the Company’s registration statement on Form 10-12G filed on April 26, 2022).

10.2	First Amendment to Employment Agreement, dated April 7, 2022, between the Company and Charles J. Prober (incorporated herein by reference to Exhibit 10.9 to the Company’s registration statement on Form 10-12G filed on April 26, 2022).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2022	LIFE360, INC.

	By:	/s/ Russell Burke
	Name: Title:	Russell Burke Chief Financial Officer